EXHIBIT 23.1

CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-60580, 333-03895, 333-95127,
333-95129 and 333-91386) of our report dated March 4, 2005 relating to our audit of the financial statements included in the 2004 annual report on Form 10-KSB of Life Medical Sciences, Inc.

/s/ Eisner LLP
Eisner LLP

New York, New York
March 10, 2005